As filed with the Securities and Exchange Commission on
                                                    July 1,
                                                    1996.
                                                    Registra
                                                    tion No.
                                                    33-
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                                   _______________
                                        FORM S-8
                          REGISTRATION STATEMENT
                    Under The Securities Act of 1933
                               _______________

                             INTERSOLV, INC.
          (Exact Name of Registrant as Specified in Its Charter)

      Delaware                                         52-0990382
      (State or Other Jurisdiction     (I.R.S. Employer Identification No.)
      of Incorporation or Organization)
                                   9420 Key West Avenue
                            Rockville, Maryland  20850
                                        (301) 838-5000
           (Address of Principal Executive Offices, Including Zip
Code)

                              1992 EMPLOYEE STOCK
                           PURCHASE PLAN, AS
                           AMENDED (Full Title of
                           the Plan)

                              Kenneth A. Sexton
                               INTERSOLV, Inc.
                            9420 Key West Avenue
                        Rockville, Maryland  20850
                 (Name and Address of Agent for Service)
                              (301) 838-5000
        (Telephone Number, Including Area Code, of Agent For
Service)

                                        Copy to:
                          Jeffrey E. Jordan, Esq.
                     Arent Fox Kintner Plotkin & Kahn 1050 Connecticut
                      Avenue, N.W.
                             Washington, DC  20036-5339 _______________

                     CALCULATION OF REGISTRATION FEE
Title of Securities Amount  Proposed    Proposed    Amount of
       to be Registered    to be         Maximum  Maximum    Registration
                         Registered Offering Price  Aggregate      Fee
                                     Per Share (1)  Offering
                                                  Price(1)
      Common Stock,
        $.01 par value    300,000    $ 9.250   $  2,775,000     $957.00

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the NASDAQ
  National Market within five business days prior to the date of filing.

                           PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan
     Annual Information*
* Information required by Part I to be contained in a
     Section 10(a) prospectus is omitted from the

     Registration Statement in accordance with Rule 428

     under the Securities Act of 1933 (the "Securities

     Act") and the Note to Part I of Form S-8.

     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

    The following documents previously filed by the Registrant with the Securities and Exchange Commission
(the "Commission") are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1995.

     2.     The Registrant's Current Reports on Form 8-
K,
          dated May 11, 1995 and as amended by
          Amendment No. 1, dated July 12, 1995 and dated November 7, 1995 and as amended by Amendment No. 1, dated January 5, 1996.

     3.     The Registrant's quarterly report on Form
10-
Q for the period ended July 31, 1995.

     4.     The Registrant's quarterly report on Form
10-
Q for the period ended October 31, 1995.

     5.     The Registrant's quarterly report on Form
10-
Q for the period ended January 31, 1996.

     6.     All other reports filed pursuant to Section
          13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended April 30, 1995.

     7.     Registrant's Form 8-A Registration
Statement
          filed pursuant to Section 12 of the Exchange
          Act, containing a description of the
          Registrant's common stock ("Shares"),
          including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by

the Registrant pursuant to Sections 13(a), 13(c), 14

and 15(d) of the Exchange Act prior to the filing of a

posteffective amendment which indicates that all

securities offered have been sold or which deregisters

all securities then remaining unsold, shall be deemed

to be incorporated by reference in this Registration

Statement and to be a part hereof from the date of

filing of such documents.

Item 4.     Description of Securities.

     Not Applicable.

Item 5.     Interests of Named Experts and Counsel

     Not applicable.


Item 6.     Indemnification of Directors and Officers


     Section 145 of the Delaware General Corporation
Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


     Section 102(b)(7) or the Delaware General
Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


     Article Fifth of the Registrant's Second Restated
Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section
102(b)(7) of the Delaware General Corporation Law, and provides that the Registrant shall indemnify its directors and officers to the full extent permitted by
Section 145 of the Delaware General Corporation Law.


   The Intersolv, Inc. 1992 Employee Stock Purchase
Plan (the "Plan") provides that the Registrant shall indemnify directors, to the fullest extent permitted by applicable statute, for any expenses incurred in defending a civil or criminal action or proceeding, arising out of such director's actions with respect to administration of the Plan, in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if such director shall be adjudicated not to have acted in good faith in the reasonable belief that such director's action was in the best interest of the Registrant.

     The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

Item 7.     Exemption from Registration Claimed

     Not applicable.

Item 8.     Exhibits

     See Exhibit Index on page 7.

Item 9.     Undertakings

     (a)     The Registrant hereby undertakes:

          (1)     To file, during any period in which
     offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;


               (i)  To include any prospectus required
          by Section 10(a)(3) of the Securities Act;
               (ii)  To reflect in the prospectus any
          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
          Statement;
               (iii)  To include any material
          information with respect to the plan of
          distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
          Statement;
provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration
Statement.
          (2)     That, for the purpose of determining
     any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3)     To remove from registration by means
     of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 1st day of July, 1996.


                              INTERSOLV, INC.
                              By: /s/ Kenneth A.Sexton
                                  Kenneth A. Sexton
                                   Vice President,
                                   Finance &
                                   Administration

     POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints
Kevin J. Burns and Kenneth A. Sexton, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


Signatures                    Title                        Date
/s/Kevin J. Burns       Chairman of the Board,          July 1,
1996
Kevin J. Burns          Chief Executive Officer,
                        Director
/s/Kenneth A. Sexton    Vice President, Finance         July 1,
1996
Kenneth A. Sexton       & Administration
                       (Principal Financial
                      Officer and Accounting
                        Officer)

/s/Russell E. Planitzer  Director                       July 1,
1996
Russell E. Planitzer

/s/Richard A. Carpenter  Director                       July 1,
1996
Richard A. Carpenter

/s/Gary G. Greenfield    Director                       July 1,
1996
Gary G. Greenfield

/s/Robert N. Goldman     Director                       July 1,
1996
Robert N. Goldman

/s/Norman A. Bolz        Director                       July 1,
1996
Norman A. Bolz

/s/Charles O. Rossotti   Director                       July 1,
1996
Charles O. Rossotti

/s/Frank A. Sola         Director                       July 1,
1996
Frank A. Sola

                              EXHIBIT INDEX


Exhibit

4. Instruments defining the rights of security holders

     (a)     The Intersolv, Inc.
           1992 Employee Stock Purchase Plan, as amended.
          Incorporated by reference to the exhibit of the same designation filed as an exhibit to the Registrant's Registration Statement on Form S-
          8 with respect to the 1992 Employee Stock
Purchase
          Plan filed with the Commission on December
22, 1992.

     (b)     Amendment to the Intersolv, Inc. 1992
Employee
          Stock Purchase Plan, as amended

5.   Opinion of Arent Fox Kintner Plotkin & Kahn
     re: validity of securities registered

23.  Consents of experts and counsel

     (a)     Consent of Coopers & Lybrand
L.L.P.
         Certified Public Accountants

     (b)     Consent of Arent Fox Kintner
          Plotkin & Kahn (counsel): included in exhibit
5
24.  Power of Attorney: included on signature page.
     AMENDMENT TO     EXHIBIT 4(b)
     1992 EMPLOYEE STOCK PURCHASE PLAN



     Section 12(a) of the Intersolv, Inc. 1992 Employee
Stock Purchase Plan is hereby amended as follows:

12.     Stock.

     (a)     Subject to adjustment upon changes in
capitalization of the Company as provided in Paragraph
17, the maximum number of shares of Common Stock which shall be made available for sale under the Plan is 640,000 shares. Subject to adjustment as provided in Paragraph 17, the maximum number so available during each Offering is 640,000. If the total number of Shares for which options are exercised on any Offering
Termination Date in accordance with Paragraph 8 exceeds the maximum number available under such Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible.


    Section 18 of the Intersolv, Inc. 1992 Employee
Stock Purchase Plan is hereby amended as follows:

18.     Amendment or Termination.

     The Board of Directors may at any time terminate or amend the Plan. Except as hereinafter provided, no such termination may affect Options previously granted, nor may an amendment make any change in any Option theretofore granted which would adversely affect the rights of any participant nor may an amendment be made without approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares which may be issued under the Plan, or (c) materially modify their requirements as to eligibility for participation under the Plan. Any required approval of the stockholders of the Company of an amendment to the Plan must be obtained within 12 months after the date the amendment is adopted by the Board of Directors of the Company.

                   [Arent Fox Letterhead]     EXHIBIT 5

                     July 1, 1996


The Board of Directors
Intersolv, Inc.
9420 Key West Avenue
Rockville, Maryland  20850


Gentlemen:
   We have acted as counsel to Intersolv, Inc., (the
"Company"), with respect to the Company's Registration
Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 of 300,000 shares of Common
Stock, $.01 par value (the "Shares"), subject to the Intersolv, Inc. 1992 Employee Stock Purchase Plan, as amended (the "Purchase Plan").

     As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.
     We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.
     Based on the foregoing, we are of the opinion that the 300,000 Shares subject to the Purchase Plan, when issued and paid for in accordance with the terms of the Purchase Plan, will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.
In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.
                   Very truly yours,

                    ARENT FOX KINTNER PLOTKIN & KAHN

                    By:     /s/ Jeffrey E. Jordan
                         Jeffrey E. Jordan
                                          EXHIBIT

23.3(a)

             CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of INTERSOLV, Inc. on Form S-8, of our report, dated May 31, 1995, on our audits of the consolidated financial statements and the financial statement schedule of INTERSOLV, Inc. and Subsidiaries, as of April 30, 1995 and 1994, and for the three years ended April 30, 1995 included on Form 10-K.




COOPERS & LYBRAND L.L.P.

Baltimore, MD
July 1, 1996